UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Senior Housing Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Senior Housing Properties Trust.

Item 5.07.                Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 22, 2018, the Company’s shareholders elected Jennifer B. Clark as a Managing Trustee in Class I of the Board of Trustees (the “Board”) with the following votes: 135,982,508 for; 44,019,461 withheld; and 41,166,860 broker non-votes. At the same meeting, the Company’s shareholders elected Lisa Harris Jones as an Independent Trustee in Class I of the Board with the following votes: 30,377,170 for; 149,624,799 withheld; and 41,166,860 broker non-votes.

In accordance with the Company’s governing documents and applicable law, each of Mses. Clark and Harris Jones were elected by a plurality of the votes cast. However, Ms. Harris Jones’s election did not receive a majority of the share votes cast. Therefore, pursuant to the Company’s Governance Guidelines, Ms. Harris Jones offered to resign and the Nominating and Governance Committee and the entire Board then considered whether to accept or reject her resignation offer with Ms. Harris Jones recusing herself from participating in this decision.

In response to inquiries from the Nominating and Governance Committee and the Board, Ms. Harris Jones stated that she was willing to serve if her offered resignation was declined. The Nominating and Governance Committee and the Board then separately considered Ms. Harris Jones’s qualifications to serve on the Board, including her historical performance as a Board member, the on-going responsibilities undertaken by her, her committee assignments, and the possible benefits and harms to the Company of accepting her resignation, the reasons for the large number of withhold votes cast as stated in certain proxy advisory publications, the Board’s desire to include members of diverse backgrounds and other matters.

Without the participation of Ms. Harris Jones, the Nominating and Governance Committee then recommended that the Board decline to accept Ms. Harris Jones’s offer to resign as a Trustee, the Board then unanimously determined to reject her offer to resign. Accordingly, each of Mses. Harris Jones and Clark continue to serve as an Independent Trustee and a Managing Trustee, respectively, until the Company’s 2021 annual meeting of shareholders and until her successor is duly elected and qualifies.

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2018 annual meeting of shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
112,293,636	66,610,673	1,097,660	41,166,860

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2018 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
218,037,238	2,443,996	687,595	—

The results reported above are final voting results.

Item 8.01.                Other Events.

On May 22, 2018, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on May 22, 2018, the Company awarded each of the Company’s Trustees 3,000 common shares of beneficial interest, $.01 par value, of the Company (the “Common Shares”) valued at $16.56 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Summary of Trustee Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date:  May 29, 2018